CALLEVERYWHERE MASTER RESELLER AGREEMENT


THIS CALLEVERYWHERE MASTER RESELLER AGREEMENT ("Agreement") is made 2/28/2005, the ("Effective Date") by and between Belkin Logistics, Inc., a Delaware corporation with its principal place of business at 501 West Walnut Street, Compton CA 90220 ("Belkin") and Net Fabric Corporation, a Delaware corporation with its principal place of business at 67 Federal Road, Building A, Suite 300, Brookfield, CT ("Buyer").

WHEREAS, Belkin is in the business of selling VoIP Services (hereinafter "CallEverywhere") for the computer and consumer electronics user to distributors, and retailers, as well as directly to consumers.

WHEREAS, Belkin desires to market via Master Reseller, and Master Reseller desires to market Belkin's reseller program to Buyers to offer for sale, the CallEverywhere service; Master Reseller's buyers will be recruited by Master Reseller but will have a direct reseller agreement with Belkin and all terms and conditions will be the sole responsibility of the buyer.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration contained herein, the parties hereby agree as follows:


1. Term and Termination. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year. This Agreement shall automatically renew for additional successive one-year terms unless and until either party shall give ten (10) days prior written notice to the other party of its intent to let the Agreement expire at the end of its then-current term. For any reason or no reason at all, either party may terminate this Agreement for convenience upon thirty (30) days prior written notice to the other party. Further, this Agreement may be immediately terminated as follows: (a) subject to Title 11, United State Code, upon the dissolution or liquidation of the other party, the insolvency or bankruptcy of the other party, the institution of any proceeding by or against the other party under the provisions of any insolvency or bankruptcy law; the appointment of a receiver of all or substantially all of the assets or property of the other party, or the issuance of an order for an execution on a material portion of the property of the other party pursuant to a judgment; or (b) upon a party's material default in the performance of any of its obligations hereunder, which default is not cured within thirty (30) days after notice is given to the defaulting party specifying the default. For the avoidance of doubt, Buyer's failure to pay on time shall be considered a material default.


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2.   Revenue Share: Belkin will remit Master Reseller a one-time revenue share payment for each CallEverywhere unit activated by a Master Reseller's Buyer customer. This revenue share payment shall be equal to the total CallEverywhere monthly service fees incurred by such Buyer customer within the first 60 days after activation, rounded up to the whole dollar.

o Belkin will remit all revenue share payments within thirty (30) days after the end of the first two (2 months) of service for each CallEverywhere unit activated by a Buyer customer during the Term of this Agreement.

In addition to the one-time revenue share payment set forth above, Belkin will pay to Master Reseller a monthly revenue share payment consisting of 4% of all CallEverywhere service revenues received by Belkin CallEverywhere subscribers who have purchased a CallEverywhere unit from Master Reseller's Buyer. Master Reseller shall only be entitled to such monthly revenue share payments for Active Master Reseller's Buyer CallEverywhere Subscribers. For the avoidance of doubt, an Active Buyer CallEverywhere Subscriber is defined as an end-user with a current, active account for the Belkin CallEverywhere VoIP service and has purchased their CallEverywhere unit from Master Reseller's Buyer.

o Under no circumstances shall Belkin be liable to Master Reseller for any revenue sharing payments relating to accounts, including but not limited to Active Master Reseller Buyer CallEverywhere Subscriber accounts, which are delinquent or are in default.

o All revenue sharing payments shall be based solely on fees paid for base monthly service plans. No taxes, overage charges, long distance charges or other fees shall be used in the calculation of revenue sharing payments.

o If Master Reseller decides to discontinue marketing Belkin' CallEverywhere product, Belkin will continue to pay the 4% monthly revenue share for two years or until the customer terminates service.

o If customer discontinues the CallEverywhere service, Belkin will no longer be required to pay the 4% monthly revenue share to Buyer.

o If Belkin cancels a customer's CallEverywhere service, Belkin will no longer be required to pay the 4% monthly revenue share to Master Reseller

3.   Payment Terms. Net 60 days from Buyer's receipt of invoice.

4. Freight. Prepaid ground freight to all Buyer fulfillment centers, minimum order value $50.00.

5. Defective Product Returns. Belkin will accept requests for returns on all defective CallEverywhere units, once a month, on or before the 15th day of each month.


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6.   Termination for Breach. Either party may terminate this Agreement at any time in the event of a breach by the other party that remains uncured after
     (i) fifteen (15) days following written notice thereof in the event of a non-monetary breach, or (ii) five (5) days following written notice thereof in the event of a monetary breach. Such termination shall be effective immediately and automatically upon the expiration of the applicable notice period, without further notice or action by either party

7. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN TORT, CONTRACT, OR NEGLIGENCE, SUCH AS, BUT NOT LIMITED TO, DAMAGES RESULTING FROM EQUIPMENT DOWNTIME OR LOSS OF DATA, LOST PROFITS, OR REVENUE OR EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF ANY CLAIM, WHETHER OR NOT FORESEEABLE AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, AND WITHOUT LIMITING ANY OTHER RIGHTS, REMEDIES, LIMITATIONS, OR RESTRICTIONS IN THIS AGREEMENT OR UNDER LAW, BELKIN WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY, AT LAW OR IN EQUITY, FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD BEFORE THE CAUSE OF ACTION.

8. Force Majeure. The parties shall be excused for the failures and delays in the performance of their respective obligations caused by catastrophes beyond their control provided they give prompt written notice to the other party of such catastrophe, and provided further that they promptly undertake commercially reasonable efforts to remedy such failure or delay. In no event shall any delay in payment of monies owed by either party to the other party under this Agreement exceed more than thirty (30) days as a result of any such catastrophe.

9. Intellectual Property. Master Reseller acknowledges and agrees that (i) Belkin has the exclusive right to use the brands, trademarks, logos, taglines, phrases and other intellectual property on, in or associated with the Products or literature or materials provided by Belkin (collectively "Intellectual Property"), and (ii) Master Reseller shall comply with any Intellectual Property usage, Product display and advertising requirements and/or restrictions provided by Belkin in writing from time to time, (iii) Buyer shall not, during or after this Agreement, develop or use any Intellectual Property with similar appearance, content or (if proprietary to Belkin) function, (iv) this Agreement is not an intellectual property license, and (v) Master Reseller shall discontinue use of the Intellectual Property upon termination of this Agreement, except as required for the sale of its inventory of Products and in strict conformance with this Agreement.


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10.  Assignment. This Agreement and all or any part of Belkin's rights and obligations hereunder may be assigned by Belkin at any time to any direct or indirect subsidiary of Belkin or any other entity controlled by, controlling or under common control with Belkin. Belkin shall cause any such affiliate to perform any of Belkin's obligations hereunder which may be assigned to such affiliate. Neither this Agreement nor any of the rights or obligations hereunder of Buyer may be assigned by Buyer without Belkin's prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

11. General Provisions. Master Reseller shall not assign its rights or delegate its duties hereunder or any interest therein or any rights hereunder without the prior written consent of Belkin, and any such assignment, without such consent, shall be void. This Agreement is freely assignable by Belkin. The validity, performance, and all other matters relating to the interpretation and effect of this Agreement shall be governed by the laws of the State of California, without giving effect to its conflict of laws rules. Master Reseller and Belkin agree that the proper venue for all actions arising in connection herewith shall be only in the State of California, and the parties agree to submit to such jurisdiction. This Agreement constitutes the entire agreement between the parties, and supersedes all other communications, negotiations and prior oral or written statements regarding the subject matter hereof. No change, modification, rescission, discharge, abandonment, or waiver of this Agreement shall be binding upon Belkin unless made in writing and signed on its behalf by a duly authorized officer of Belkin. No conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, reject, or supplement these terms and conditions shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be affected by Belkin's receipt, acknowledgment, or acceptance of purchase orders, shipping instruction forms, or other documentation containing terms at variance with or in addition to those set forth herein. No waiver by either party with respect to any breach or default or of any right or remedy and no course of dealing, shall be deemed to constitute a continuing waiver or waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing and signed by the party to be bound. All typographical or clerical errors made by Belkin in any quotation, acknowledgment or publication are subject to correction.


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     IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the Effective Date.

BELKIN LOGISTICS, INC.                    NetFabric Corporation

By:                                       By:
   ---------------------------------         -----------------------------------

Name:                                     Name:
     -------------------------------           ---------------------------------

Title:                                    Title:
      ------------------------------            --------------------------------

Address: Belkin Logistics, Inc.           Address: NetFabric Corporation
501 West Walnut Street, Compton CA 90220  67 Federal Road, Building A, Suite 300
                                          Brookfield, CT 06804


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